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EXHIBIT 21.1


                           SUBSIDIARIES OF THE COMPANY
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            Name of Subsidiary                               Jurisdiction
            ------------------                               ------------
            Department 56 Retail, Inc.                       Minnesota

            Department 56 Sales, Inc.                        Minnesota

            Can 56, Inc.                                     Minnesota

            FL56 Intermediate Corp.                          Delaware

            D 56, Inc.                                       Minnesota

            Department 56 Trading Co., Ltd.                  Delaware

            Browndale Tanley Limited                         Hong Kong

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